                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              METALINE CONTACT MINES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                             METALINE CONTACT MINES
                                  P.O. BOX 387
                               MURRAY, IDAHO 83874


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 11, 2001
                       10:00 A.M. (CENTRAL DAYLIGHT TIME)

To the Shareholders of Metaline Contact Mines:

Notice is hereby given that a Special Meeting of Shareholders of Metaline Contact Mines, a Washington corporation (the "Company"), will be held on Monday, June 11, 2001, at 10:00 a.m. (Central Daylight Time), at W. 3848 Turtle Patch Road, Pine River, Wisconsin 54965, for the purposes of considering and acting upon the following:

Proposal No. 1: The adoption of the Agreement between the Company and Paymaster
                Resources Incorporated ("Paymaster"), whereby the Company will assign all of its assets and liabilities to Paymaster.

                This transaction is subject to Dissenter's Rights as defined in Revised Code of Washington 23B.13, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

Proposal No. 2: To transact such other business as may properly come before the meeting and any adjournment thereof.

The Special Meeting may adjourn from time to time without notice other than by announcement at the Special Meeting, or at any adjournment thereof, and any and all business for which the Special Meeting is hereby noticed may be transacted at any such adjournment.

The Company's Shareholders entitled to notice of and to vote at the Special Meeting, and any adjournment thereof, are Shareholders of record at the close of business on May 10, 2001, as fixed by the Board of Directors.

The list of the Company's Shareholders entitled to notice of and to vote at the Special Meeting will be made available from 9:30 a.m. to 11:30 a.m. weekdays at
W. 3848 Turtle Patch Road, Pine River, Wisconsin 54965, from the date of this Notice for inspection by any Shareholder for any purpose germane to the Special Meeting.

TO ASSURE THAT YOUR VOTE WILL BE INCLUDED PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING

DATED this the 21st day of May, 2001.

                       BY ORDER OF THE BOARD OF DIRECTORS



                               /s/ John W. Beasley
                        By:______________________________
                               John W. Beasley
                               Secretary

                             METALINE CONTACT MINES
                                  P.O. BOX 387
                               MURRAY, IDAHO 83874

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 2001

                                  INTRODUCTION

This Proxy Statement is furnished to Shareholders by the Board of Directors of Metaline Contact Mines (the "Company") for the solicitation of proxies for use at the Special Meeting of Shareholders on Monday, June 11, 2001, at 10:00 a.m. (Central Daylight Time), at W. 3848 Turtle Patch Road, Pine River, Wisconsin 54965, and at any adjournment thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. Any Shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a later dated and executed proxy, or by appearing and voting in person at the Special Meeting. Unless otherwise indicated, management will vote all proxies "FOR" the proposals, if no direction is given on the proxy.

The cost of soliciting proxies, including the preparation, assembly, filing, mailing, and soliciting materials are estimated to be under $1,000 and will be borne by the Company. Solicitation may be by mail, telephone, facsimile, and e-mail by directors and officers of the Company.


                        VOTING SECURITIES AND RECORD DATE

At the close of business on May 10, 2001, the record date for determining shareholders entitled to vote at the Special Meeting, there were 14,064,300 shares of common stock of the Company outstanding. On the proposals provided for in this Proxy Statement, the holders of common stock shall be entitled to vote one vote per share of common stock.

The presence in person or by proxy of the holders of the majority of the outstanding shares is necessary to constitute a quorum at the Special Meeting, and the proposals provided for in this Proxy Statement shall require the affirmative vote of a two-thirds (2/3) majority of the shares entitled to vote and represented in person or by proxy at the Special Meeting.

All shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies previously have been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted FOR each item set forth in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company, or by attending the Special Meeting and voting in person. Any written notice revoking a proxy should be sent to the offices of the Company set forth above.

        FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS
          THAT YOU VOTE "FOR" THE PROPOSALS THAT ARE SET FORTH HEREIN

                     PROPOSED TRANSACTIONS TO BE VOTED UPON

PROPOSAL NO. 1 - AGREEMENT WITH PAYMASTER RESOURCES INCORPORATED

On May 10, 2001, the Company entered into an Agreement with Paymaster Resources Incorporated ("Paymaster"), an Idaho corporation, whereby, subject to shareholder approval, the Company will assign unto Paymaster all of the Company's assets and liabilities in consideration of 14,064,300 shares of Paymaster's authorized, but unissued, common stock (the "Paymaster Shares"). The Paymaster Shares will be distributed to the Company's shareholders of record on May 10, 2001 in proportion to their respective shareholdings in the Company.

The Company has no liabilities. As of March 31, 2001, its assets include $301,882 in cash and cash equivalents, $109,413 in receivables from a related party, a $37,742 investment in Metaline Contact Mines LLC, and the following mineral rights: all right, title and interest in and to mineral rights, all of which are located in the County of Pend Oreille, State of Washington, as follows: the mineral rights attached to 5,798 acres of fee simple property; the mineral rights attached to 487 acres of patented mining claims, and the mineral rights attached to 1,925 acres of unpatented lode mining claims. The Company does not own the surface rights to any of the fee simple property or patented mining claims. It does, however, have the right to use the surface of the fee simple property and patented mining claims for exploration purposes, and the surface of the unpatented mining claims for exploration and, if warranted, development and mining purposes. The Company does not carry any value for these mineral rights on its balance sheet.

Paymaster is an affiliate of the Company. Its Officers, Directors and executive offices are the same as those of the Company. Paymaster currently possesses a long-term lease on the historic Golden Chest Mine, located two miles east of the Town of Murray, Shoshone County, Idaho. The number of shares authorized by Paymaster is 50,000,000, par value $0.001; the number of shares outstanding as of December 31, 2001, was 191,954. There have been no additional shares issued subsequent to that date.

Inasmuch as Paymaster is an affiliate of the Company, the Company's shareholders of record will receive the same number of Paymaster Shares that they own in the Company, and that the current number of outstanding shares in Paymaster do not constitute any significant dilution to the Company's shareholders, it is the opinion of the Company's management that the proposed transaction is fair.

Dissenting Shareholder Rights

The above Proposal No. 1 is subject to Dissenting Shareholder Rights as described in the Notice of Special Meeting of Shareholders to which this Proxy Statement is attached, and more fully defined in Exhibit "A" attached hereto.

PROPOSAL NO. 2 - OTHER BUSINESS

Management is not aware of any matters that will come before the meeting other than as described above. If any other matters properly come before the meeting it is the intention of the person designated as proxy to vote in accordance with his best judgment on such matters.

DATED this the 21st day of May, 2001.

RCW 23.13.010 - Definitions

As used in this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

RCW 23B.13.020 - Right to Dissent

(1) A shareholder is entitled to dissent from, and obtain payment of fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party
(i) if a shareholder approval is required for the merger by RCW 23B.11.040, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040;

        (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent ad obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

        (a) The proposed corporation is abandoned or rescinded;

        (b) A court having jurisdiction permanently enjoins or sets aside the\ corporate action; or

        (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030 - Dissent by Nominee and Beneficial Owners

(1) A record shareholder may assert dissenters' rights as to fewer than all the registered in the shareholders' name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.


(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholders' behalf only if:

        (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200 - Notice of Dissenter's Rights

(1) If proposed corporate action creating a dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(2) If a corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

RCW 23B.13.210 - Notice of Intent to Demand Payment

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2) a shareholder who does not satisfy the requirement of subsection (1) of this section is not entitled to payment for the shareholders' shares under this chapter.

RCW 23B.13.220 - Dissenters' Notice

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

        (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

        (e) Be accompanied by a copy of this chapter.

RCW 23B.13.230 - Duty to Demand Payment

(1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220 (2)(c), and deposit the shareholders' certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholders' share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) a shareholder who does not demand payment or deposit the shareholders' certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholders' shares under this chapter.
RCW 23B.13.240 - Share Restrictions

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected of the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250 - Payment

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholders' shares, plus accrued interest.

(2) The payment must be accompanied by:

        (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statement, if any;

        (b) An explanation of how the corporation estimated the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenters' right to demand payment under RCW 23B.13.280; and

        (e) A copy of this chapter.

RCW 23B.13.260 - Failure to Take Action

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on the uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270 - After-Acquired Shares

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection
(1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenters' demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment under RCW 23B.13.280.

RCW 23B.13.280 - Procedure If Shareholder Dissatisfied With Payment Or Offer

(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

        (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

        (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

        (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

RCW 23B.13.300 - Court Action

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares which the corporation elected to withhold payment under RCW 23B.13.270. RCW 23.B.13.310 - Court Costs and Counsel Fees

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any and all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 25B.13.200 through 23B.13.280; or

        (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                             METALINE CONTACT MINES
                                  P.O. BOX 387
                               MURRAY, IDAHO 83874

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John W. Beasley as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Metaline Contact Mines, a Washington corporation (the "Company") held of record by the undersigned on May 10, 2001, at the Special Meeting of Shareholders to be held on June 11, 2001, or any adjournment or postponement thereof.

Proposal No. 1 - Adoption of the Agreement With Paymaster Resources Incorporated

        FOR _____                   AGAINST _____                ABSTAIN _____

Proposal No. 2 - Other Business

In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

        FOR _____                   AGAINST _____                ABSTAIN _____

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals set forth above. Please sign exactly as your name appears upon the records of the Company. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If other, please sign in the name the securities are held by the authorized signatory.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                             PROMPTLY TO THE COMPANY

Dated: _________________________, 2001

If an individual                       If a corporation
___________________________________     ____________________________________
Print Name                              Name of corporation
___________________________________     By:________________________________
Signature                                    Its___________________________
___________________________________
Signature (if held jointly)

If Other                                If a partnership or limited liability
                                        company
___________________________________     _______________________________________
Name                                    Name of partnership or company
By:_________________________________           By:_________________________
     Its____________________________         Its___________________________